UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 27, 2005

HUDSON CITY BANCORP, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-26001	22-3640393
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

80 West Century Road
Paramus, New Jersey 07652
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (201) 967-1900

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b)	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     Following the annual meeting of stockholders of the Hudson City Bancorp, Inc. (the “Company”), Verne S. Atwater and John W. Klie both retired from the board of directors of the Company (the “Board”) in accordance with the age limitation set forth in the Company’s bylaws. The retirement of Messrs. Atwater and Klie became effective upon completion of the annual meeting and, by action of the Board, the number of directors of the Company was reduced to twelve.

Item 8.01 Other Events.

     On May 27, 2005, the Company issued a press release announcing that it held its annual meeting of stockholders, and at such meeting the stockholders approved (1) the amended and restated plan of conversion and reorganization to effect the previously announced second-step conversion, (2) the amended and restated certificate of incorporation of the Company to be effective upon completion of the second-step conversion, (3) the re-election of Ronald E. Hermance, Jr., William G. Bardel and Scott A. Belair as directors of the Company for a term of three years, (4) the Executive Officer Annual Incentive Plan of the Company, and (5) the ratification of KPMG LLP as the Company’s independent auditors for the fiscal year ending December 31, 2005. The Company also announced today that depositors of Hudson City Savings Bank, who are considered to be members of Hudson City, MHC, also approved the amended and restated plan of conversion and reorganization to effect the previously announced second-step conversion.

     A copy of the press release is attached as Exhibit 99.1 to this Report.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

     The following exhibits are filed as part of this Report:

     99.1     Press Release, dated May 27, 2005.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUDSON CITY BANCORP, INC.
By:	/s/ Denis J. Salamone
Denis J. Salamone
Senior Executive Vice President and Chief Operating Officer

Dated: May 27, 2005

Exhibit Index

Exhibit No.	Description
99.1	Press Release, dated May 27, 2005.